Exhibit 10.40.1

When recorded return to:

Christopher J. Lhulier, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

SECOND AMENDMENT TO MORTGAGE, SECURITY AGREEMENT

AND FIXTURE FILING

THIS SECOND AMENDMENT TO MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING (this “Amendment”) is made as of the 21st day of December, 2009, by and between GTC BIOTHERAPEUTICS, INC., a Massachusetts corporation, formerly known as GENZYME TRANSGENICS CORPORATION, having an address of 175 Crossing Boulevard, Suite 410, Framingham, Massachusetts 01702 (the “Grantor”), and LFB BIOTECHNOLOGIES S.A.S.U., having an address of 3, avenue des Tropiques, LES ULIS, 91940 Courtaboeuf - FRANCE (the “Grantee”).

W I T N E S S E T H    T H A T:

WHEREAS, the Grantor granted the Grantee a certain Second Mortgage, Security Agreement and Fixture Filing dated as of December 22, 2008 and recorded with the Registry of Deeds for Worcester County, Massachusetts on December 22, 2008 in Book 43614, Page 182 with respect to certain real property of Grantor located in the Towns of Charlton and Spencer, County of Worcester, Commonwealth of Massachusetts and more particularly described therein and amended by that certain Amendment to Mortgage, Security Agreement and Fixture Filing dated as of June 18th, 2009 and recorded with the Registry of Deeds for Worcester County, Massachusetts on June 22, 2009 in Book 44458, Page 375 (as amended, the “Existing Mortgage”), to secure, inter alia, certain indebtedness, obligations and liabilities of the Grantor to the Grantee; and

WHEREAS, the parties hereto desire to further amend the Existing Mortgage in the manner as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Recitals. The foregoing recitals are hereby incorporated by reference herein.

2. Amendments to the Existing Mortgage. The Existing Mortgage is hereby further amended as follows:

(a) Section 1.1(a) of the Existing Mortgage is hereby further amended as follows:

The following definitions of “Secured Note”, “2006 Convertible Note” and “2008 Convertible Note” are hereby amended and restated as follows:

““Secured Note” means the Amended and Restated Promissory Note dated June 18, 2009 and amended and restated as of December 21, 2009 executed by Grantor, payable to the order of Grantee, in the stated principal amount of Three Million Four Hundred Eighty-Three Thousand Six Hundred Eighty-Two and 88/100 Dollars ($3,483,682.88), which is scheduled to mature on January 1, 2012, as amended from time to time.”

““2006 Convertible Note” means the Subordinated Convertible Note dated December 14, 2006, executed by Grantor, payable to the order of Grantee, in the stated principal amount of Two Million Five Hundred Fifty Eight Thousand Six Hundred Fifty and 00/100 Dollars ($2,558,650.00), which is scheduled to mature on December 14, 2011, as amended from time to time.”

““2008 Convertible Note” means the Amended and Restated Convertible Promissory Note dated on or about December 22, 2008 and amended and restated as of December 21, 2009 executed by Grantor, payable to the order of Grantee, in the stated principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00), which is scheduled to mature on June 1, 2012, as amended from time to time.”

(b) The definition of “2009 Convertible Note” is hereby deleted in its entirety and all references to the 2009 Convertible Note in the Existing Mortgage are likewise deleted in their entirety.

3. Ratification. The Grantor and the Grantee each agree that, except as amended hereby, the Existing Mortgage shall remain in full force and effect and is in all other respects ratified and confirmed. The term “Mortgage” as used in the Existing Mortgage and any other documents or agreements between the parties hereto which relate to the indebtedness secured by the Existing Mortgage shall refer, from and after the date hereof, to the Existing Mortgage as amended by this Amendment and as the same may from time to time be further amended, supplemented, restated or otherwise modified.

4. Confirmation. The Grantor hereby confirms the grant to the Grantee of the Existing Mortgage with MORTGAGE COVENANTS and upon the STATUTORY CONDITION and with the STATUTORY POWER OF SALE.

5. Counterparts. This Amendment may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

*Balance of Page Intentionally Left Blank*

IN WITNESS WHEREOF, Mortgagor and Mortgagee have each caused this Second Amendment to Mortgage, Security Agreement and Fixture Filing to be executed as an instrument under seal as of the day and year first written above.

Mortgagor:

GTC BIOTHERAPEUTICS, INC.

By:	/s/ John B. Green
John B. Green, Senior Vice President, CFO and Treasurer

Commonwealth of Massachusetts

Middlesex	County, ss.

On this 21 st day of December, 2009, before me, the undersigned notary public, personally appeared John B. Green, proved to me through satisfactory evidence of identification, being (check whichever applies):  ☐     driver’s license or other state or federal governmental document bearing a photographic image,  ☐     oath or affirmation of a credible witness known to me who knows the above signatory, or  ☐    my own personal knowledge of the identity of the signatory, to be the person whose name is signed above, and acknowledged the foregoing to be signed by him voluntarily for its stated purpose, as the duly authorized signatory of GTC Biotherapeutics, Inc.

/s/ Susan Doucette
Notary Public
My commission expires:	8/16/13
Print Notary Public’s Name:	Susan A. Doucette
Qualified in the Commonwealth of Massachusetts
[Notary Seal]

* Signatures Continued on Next Page *

[Signature page to Second Amendment to Mortgage]

Mortgagee:

LFB BIOTECHNOLOGIES, S.A.S.

By:	/s/ Christian Béchon
Christian Béchon, President Directeur General

[Signature page to Second Amendment to Mortgage]